               GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION
                NUMBER AND CERTIFICATION ON SUBSTITUTE FORM W-9


Social Security numbers (SSN's) have nine digits separated by two hyphens, i.e., 000-00-0000. Employer identification numbers (EIN's) have nine digits separated by only one hyphen, i.e., 00-0000000. The table below will help determine the number to give the payer.


------------------------------------------------------------
                                         GIVE NAME
FOR THIS TYPE OF ACCOUNT:                AND SSN OF:
------------------------------------------------------------
 1.  Individual                          The individual

 2.  Two or more individuals (joint      The actual owner of
     account)                            the account or, if
                                         combined funds, the
                                         first individual on
                                         the account(1)

 3.  Custodian account of a minor        The minor(2)
     (Uniform Gift to Minors Act)

 4.  a. The usual revocable savings      The grantor-
        trust (grantor is also trustee)  trustee(1)

     b. The so-called trust account      The actual owner(1)
        that is not a legal or valid
        trust under state law

 5.  Sole proprietorship                 The owner(3)

 6.  A valid trust, estate or pension    The legal entity(4)
     trust
------------------------------------------------------------
------------------------------------------------------------
                                         GIVE NAME
FOR THIS TYPE OF ACCOUNT:                AND SSN OF:
------------------------------------------------------------
 7.  Corporation                         The corporation

 8.  Association, club, religious,       The organization
     charitable, educational or other
     tax-exempt organization

 9.  Partnership                         The partnership

10.  A broker or registered nominee      The broker or
                                         nominee

11.  Account with the Department of      The public entity
     Agriculture in the name of a
     public entity (such as a state or
     local government, school district,
     or prison) that receives
     agricultural program payments
------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's Social Security number.
(3) You must show your individual name but you may also enter your business or "doing business as" name. You may use either your Social Security number or employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE:If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

               GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION
                NUMBER AND CERTIFICATION ON SUBSTITUTE FORM W-9

OBTAINING A TAXPAYER IDENTIFICATION NUMBER (TIN)

If you do not have a taxpayer identification number, apply for one immediately. To apply for a Social Security number, get Form SS-5, Application for a Social Security Number Card, from your local Social Security Administration office. Get Form W-7 to apply for an individual taxpayer identification number or Form SS-4, Application for Employer Identification Number, to apply for an employer identification number. You can get Forms W-7 and SS-4 from the IRS.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Individuals (including sole proprietors) generally are NOT exempt from backup withholding. Payees specifically exempted from backup withholding on payments from brokers include:

- A corporation, whether domestic or foreign.

- A financial institution.

- An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code") or an individual retirement plan.

- The United States or any of its wholly-owned agencies or instrumentalities.

- A State, the District of Columbia, a possession of the United States, or political subdivisions or wholly-owned agencies or instrumentalities thereof.

- A foreign government, a political subdivision of a foreign government, or any wholly-owned agencies or instrumentalities thereof.

- An international organization or any wholly-owned agencies or instrumentalities thereof.

- A dealer in securities or commodities registered as such under the laws of the United States, the District of Columbia or a possession of the United States.

- A futures commission merchant registered as such with the Commodities Futures Trading Commission.

- A real estate investment trust, as defined in section 856 of the Code.

- A common trust fund operated by a bank under section 584(a) of the Code.

- An entity registered at all times during the tax year under the Investment Company Act of 1940.

- A foreign central bank of issue.

- A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041 and 6045 of the Code, and their regulations.

IF YOU ARE EXEMPT FROM BACKUP WITHHOLDING, YOU SHOULD STILL COMPLETE AND FILE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. ENTER YOUR CORRECT TAXPAYER IDENTIFICATION NUMBER IN PART 1, WRITE "EXEMPT" IN PART 2, AND SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, YOU MUST GIVE THE PAYER A PROPERLY COMPLETED FORM W-8BEN, CERTIFICATE OF FOREIGN STATUS OF BENEFICIAL OWNER FOR UNITED STATES TAX WITHHOLDING OR W-8ECI, CERTIFICATE OF FOREIGN PERSON'S CLAIM OF EXEMPTION FROM WITHHOLDING ON INCOME EFFECTIVELY CONNECTED WITH CONDUCT OF A TRADE OR BUSINESS IN THE UNITED STATES. A FORM W-8BEN OR W-8ECI CAN BE OBTAINED FROM THE PAYER.

PRIVACY ACT NOTICE -- Section 6109 of the Code requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends and certain other income paid to you. The IRS uses the taxpayer identification numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide the taxpayer identification numbers to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willing neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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